Exhibit 13.1

CERTIFICATION

The certification set forth below is being submitted in connection with Prosensa Holding N.V. in liquidatie’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

G. Eric Davis, Supervisory Director of Prosensa Holding N.V. in liquidatie and Senior Vice President, General Counsel and Secretary of BioMarin Pharmaceutical Inc., the indirect majority shareholder of Prosensa Holding N.V. in liquidatie, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Prosensa Holding N.V. in liquidatie.

Date: April 30, 2015

/s/ G. Eric Davis
G. Eric Davis
Supervisory Director of Prosensa Holding N.V. in liquidatie and Senior Vice President, General Counsel and Secretary of BioMarin Pharmaceutical Inc.